UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2025

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025, Beyond Air, Inc. (the “Company”) appointed Denton “Duke” Dewrell as its principal financial officer and principal accounting officer. Mr. Dewrell, age 39, has served as the Global Controller of the Company since April 2025. Prior to this role, he served as the Company’s U.S. Controller beginning in August 2024 and as Head of Finance and Controller of Beyond Cancer Ltd., (“Beyond Cancer”) a majority owned subsidiary of the Company, since August 2023. Prior to joining the Company, Mr. Dewrell served as Vice President, Corporate Controller at Updater Inc., a relocation and real estate technology company, from July 2021 to August 2023. Earlier in his career, Mr. Dewrell spent more than ten years in public accounting at Ernst & Young LLP, where he held positions of increasing responsibility in the audit and assurance practice from March 2011 to June 2021. Mr. Dewrell holds a Master of Accounting and a Bachelor of Science in Accounting from the University of Florida and is a certified public accountant in Florida and Georgia. Mr. Dewrell will continue to receive his current base compensation of $260,000 per year and to participate in the Company’s and Beyond Cancer’s equity incentive plans.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: December 11, 2025	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title	Chief Executive Officer